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                                                                   Exhibit 10.18

[THE MURRAYHILL COMPANY LOGO]

                                                                  EXECUTION COPY

                  AGREEMENT FOR THE PROTECTION OF TRADE SECRETS

          This AGREEMENT (the "Agreement") is made and entered into as of May 24, 2004 between The Murrayhill Company, a Colorado corporation ("Murrayhill") and Margaret Sue Ellis ("Employee" and collectively with Murrayhill, the "Parties").

          WHEREAS, Employee is currently employed by Murrayhill in an executive management position with authority and responsibility for formulating and effectuating management policies by expressing or making operative decisions for Murrayhill;

          WHEREAS, Employee acknowledges that she has access to certain confidential and proprietary information and trade secrets of Murrayhill, as described in further detail in Paragraph 5 of this Agreement ("Trade Secrets"), which information Employee expressly acknowledges has and will remain under the full control of Murrayhill and shall remain confidential and/or of limited availability;

          NOW THEREFORE, in consideration of being employed by Murrayhill at an annualized salary of $232,000, being permitted to have and continue to have access to Murrayhill's Trade Secrets, and the purchase price (the "Purchase Price") paid to Employee by Murrayhill for Employee's common stock pursuant to the Stock Purchase and Redemption Agreement, dated as of May 24, 2004 by and among Murrayhill, the Stockholders named therein, and the Investors named therein, Employee and Murrayhill agree as follows:

     1. For the purposes of this Agreement, "Murrayhill" shall be construed to mean The Murrayhill Company and/or any of its Affiliates. The term "Affiliate" shall mean: (i) any person or entity directly or indirectly controlled by, controlling, or under the common control of Murrayhill; and (ii) any officer, director, employee, or trustee of Murrayhill.

     2. Employee agrees that she will be employed by Murrayhill on an at-will basis in an executive management position with authority and responsibility for formulating and effectuating management policies by expression or making operative decisions for Murrayhill within the meaning of Section 8-2-113 of the Colorado Revised Statutes.

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[THE MURRAYHILL COMPANY LOGO]

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     3.   Employee agrees that the employment and compensation to be provided to her by Murrayhill, access to some or all of the Trade Secrets, and the Purchase Price is adequate consideration for agreeing to be bound by the terms of this Agreement.

     4.   During such time as Employee is employed by Murrayhill, Employee shall
          (i) devote her full business time, attention, skill and efforts to the business and affairs of Murrayhill, and (ii) discharge such services in a diligent, trustworthy, businesslike, and efficient manner and to the best of her abilities.

     5. Employee agrees that this is a contract for the protection of trade secrets within the meaning of Section 8-2-113 of the Colorado Revised Statutes. Employee has been provided with, and has read, Sections 8-2-113 and 7-74-102(4) of the Colorado Revised Statutes, a copy of which are attached to this Agreement as Attachment A. Employee is hereby advised by Murrayhill to seek the advice of a legal counsel prior to signing this Agreement, if she so desires.

     6. For the purposes of this Agreement, "Business" shall mean: (i) the tracking, monitoring, reporting on, and/or advising on the performance of mortgage- and/or asset-backed securities, and/or the servicing thereof, for third parties on a fee-for-service basis; (ii) the accounting, reconciliation and/or resolving of discrepancies between servicers, master servicers, trustees, and/or other transaction fiduciaries, or their reports; (iii) the provision of securities or other asset valuation or "mark to market" services for owners of investment portfolios on a fee for service basis; and (iv) accounting and reconciliation of all cash-flow-related aspects of asset-backed and/or mortgage-backed securitizations.

     7. For the purposes of this Agreement, "Trade Secrets" shall include any and all information, whether oral or written, including, concerning, or relating to:

                 i. Contracts between Murrayhill and its customers/clients;

                ii. The pricing of services provided by Murrayhill;

               iii. The business strategy and plans of Murrayhill;

AGREEMENT FOR THE PROTECTION OF TRADE SECRETS                                  2
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[THE MURRAYHILL COMPANY LOGO]

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                iv. Customer and/or client lists, lists of prospective customers and/or clients, employee lists (which includes the name, address, email address, telephone and/or fax number), or any other third-party contact information belonging to Murrayhill;

                 v. Payment formulae;

                vi. Software and computer programs developed by Murrayhill;

               vii. Business forms or procedures developed by Murrayhill;

              viii. The details of any product or service currently offered by
                    Murrayhill, or developed or in development by Murrayhill during the period in which Employee is employed by Murrayhill;

                ix. Financial information regarding Murrayhill and/or its
                    customers or clients;

                 x. Methods utilized by Murrayhill to conduct or obtain
                    business;

                xi. Staffing, hiring, and personnel management methods of
                    Murrayhill;

               xii. Identities of the shareholders of Murrayhill;

              xiii. Designs or processes related to the operation of
                    Murrayhill's business;

               xiv. Formulae or algorithms developed by Murrayhill;

                xv. Plans, devices, or material of Murrayhill, whether patented or patentable, copyrighted or copyrightable;

               xvi. The business or personal affairs of any individual, client, or entity doing business with Murrayhill.

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[THE MURRAYHILL COMPANY LOGO]

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          Should it be subsequently determined by a court of competent jurisdiction that any one of the foregoing items does not constitute a Trade Secret, Employee expressly agrees that such court may exclude one or more items in the definition of "Trade Secret" to the extent necessary to make this Agreement reasonable and enforceable.

     8. Employee acknowledges and admits that the Trade Secrets constitute information that is valuable to Murrayhill and are subject to reasonable precautions taken by Murrayhill to keep such information confidential and/or secret. Employee also acknowledges and agrees that the Trade Secrets are used in Murrayhill's Business and give Murrayhill an advantage over competitors who do not know, use, or have access to the Trade Secrets. For these reasons, Employee acknowledges and agrees that the Trade Secrets are trade secrets within the meaning of Sections 7-74-102(4) and 8-2-113(2)(b) of the Colorado Revised Statutes. Employee expressly agrees that the confidential nature of the "Trade Secrets" shall not be subject to contest.

     9. Employee agrees to treat Murrayhill's Trade Secrets in confidence and to undertake the following obligations with respect to the Trade
          Secrets:

                 i. To use the Trade Secrets only for purposes in furtherance of the Business of Murrayhill and to not use in any manner whatsoever any Trade Secrets for the direct or indirect benefit of Employee or any person or entity other than Murrayhill;

                ii. Not to make or disseminate copies, in whole or in part, in paper or electronic format, embodying any Trade Secrets, except to a current employee of Murrayhill or as expressly permitted by an officer of Murrayhill and absolutely necessary for Employee to perform her duties as an employee of Murrayhill;

               iii. Except at the direction of an officer of Murrayhill, not to divulge to any person or entity other than a current employee of Murrayhill, nor use for Employee's own benefit, or for the benefit of any third party, any Trade Secrets and/or other proprietary information as may exist or may be

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[THE MURRAYHILL COMPANY LOGO]

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                    developed from time to time during Employee's employment by
                    Murrayhill.

                iv. To return the Trade Secrets, including all copies and
                    records thereof, to Murrayhill upon receipt of request from an officer of Murrayhill, or immediately upon the termination of the Employee's employment by Murrayhill, whichever comes first.

                 v. To refrain from any acts or omissions that would reduce the value of the Trade Secrets to Murrayhill.

                vi. Not to remove from the premises of Murrayhill any Trade
                    Secrets that are fixed in any tangible or electronic form, without the prior written permission of an officer of Murrayhill. For the purposes of this Section, "remove" shall include, but not be limited to, forwarding any material related to a Trade Secret through electronic mail.

     10. This Agreement imposes no obligation upon Employee with respect to information that:

                 i. Was lawfully in Employee's possession prior to being
                    employed by Murrayhill;

                ii. Lawfully is, or lawfully becomes, a matter of public
                    knowledge, in the form in which it was obtained from Murrayhill, through no fault of Employee or as a result of the direct or indirect breach of this Agreement by Employee;

               iii. Is disclosed by operation of law; or

                iv. Is disclosed by Employee with the prior written approval of an officer of Murrayhill.

     11. In order to protect the Trade Secrets, Employee expressly covenants and agrees that from the date of this Agreement and continuing for a period of two years after Employee is no longer employed by Murrayhill, regardless of the reason for such separation, Employee shall not:

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[THE MURRAYHILL COMPANY LOGO]

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                 i. On Employee's own behalf or on behalf of or in conjunction with any other person, partnership, firm, corporation, or other entity, solicit, divert, take away, or attempt to take away from Murrayhill, the business of any person, partnership, firm, corporation, or other entity that is or has been a customer of Murrayhill;

                ii. Own, manage, operate, control, participate in, or be
                    connected with as an officer, director, employee, partner, creditor, or guarantor of any person, partnership, firm, corporation, or other entity that is engaged in, or intends to become engaged in, activities substantially similar to Murrayhill's Business, or which competes with Murrayhill's Business; or

               iii. On Employee's own behalf or on behalf of or in conjunction with any person, partnership, firm, corporation, or other entity, solicit, entice, employ, or endeavor to employ any of Murrayhill's employees or persons that were employed by Murrayhill within six months.

     12. Employee expressly acknowledges and agrees that because Murrayhill's Business is not geographically limited, but applicable to certain sectors of the financial services industry that exist worldwide, a geographic limitation on the terms of Paragraph 9 is not practical and if one were to be imposed it would not adequately protect the interests of Murrayhill. In addition, Employee expressly acknowledges and agrees that because Murrayhill's Business is a very small part of the financial services industry and subject to no substantial competition, a two-year agreement not to compete is reasonable.

Should it be subsequently determined by a court of competent jurisdiction that either the geographic scope or duration is unreasonable and/or unenforceable, Employee expressly agrees that, without otherwise affecting the validity or enforceability of this Agreement, such court may adjust either the geographic scope (first to the regions in which the clients of Murrayhill are located), or the duration of the Employee's agreement not to compete, or both, to the extent necessary to make the scope and duration reasonable and enforceable.

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[THE MURRAYHILL COMPANY LOGO]

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     13.  Employee acknowledges that all right, title, and interest in any designs, practices, software, methods of doing business, processes, apparatus, improvements in existing proprietary methods and technology, and inventions (all of which are hereinafter referred to as "Inventions") that Employee conceives, develops, or makes, either solely or jointly with any third party (including any Murrayhill employees and/or consultants to Murrayhill) during her period of employment shall be, and shall remain after such period of employment, the sole property of Murrayhill.

     14. Employee acknowledges that Murrayhill is and shall remain the exclusive owner of all intellectual property rights, including without limitation, all right, title, and interest in patents, copyrights, and trade secrets in existing proprietary methods and technology (collectively, "Intellectual Property") intended for use in performing its Business.

     15. All right, title, and interest in copyrightable material, including computer programs, that Murrayhill or Employee shall fix in a tangible medium, either solely or jointly with any third party (including any Murrayhill employees and/or consultants to Murrayhill), including derivative works, and which arise out of Murrayhill's Business, are to be considered as work made for hire and shall be the property of Murrayhill.

     16. Employee hereby agrees to assign to Murrayhill any and all right, title, and/or interest Employee may have in any Inventions and/or Intellectual Property, without requirement of future consideration. Upon request of Murrayhill, Employee agrees to take any actions, including execution and delivery of any instruments of conveyance, as may be deemed appropriate by Murrayhill to give full and proper effect to such assignment.

     17. Employee acknowledges that a violation of any of the provisions of this Agreement will cause immediate and irreparable damage to Murrayhill and its successors and assigns, and that an award of damages may be inadequate to compensate Murrayhill for the loss caused by such violation. Employee acknowledges and agrees that Employee's violation of any term of this Agreement shall entitle Murrayhill or its successors or assigns, in addition to any other rights or remedies it or they may have, to an immediate temporary restraining order and subsequent injunction restraining any further violation.

AGREEMENT FOR THE PROTECTION OF TRADE SECRETS                                  7
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[THE MURRAYHILL COMPANY LOGO]

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Murrayhill, and its successors and assigns, shall have the right to seek damages suffered as a result of any breach of this Agreement, including but not limited to, losses attributed to an increase in competition, damages for the loss and/or value of Trade Secrets, and all damages consequential to such breach.

     18. The obligations of Employee set forth in this Agreement are independent of any other covenant or promise by Employee, and the existence of any claim or cause of action against Murrayhill or any company affiliated or otherwise related to Murrayhill, whether predicated on this Agreement or any other agreement, or otherwise, shall not constitute a defense to the enforcement of this Agreement.

     19. No rights or licenses, express or implied, are hereby granted to Employee under any patents, copyrights, or other Trade Secrets as a result of or related to this Agreement.

     20. EMPLOYEE AND MURRAYHILL EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO.

     21. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     22. Employee and Murrayhill expressly agree that any claim or dispute of any nature between the Parties hereto arising directly or indirectly from the relationship created by this Agreement shall be resolved exclusively by arbitration in Denver, Colorado, in accordance with the applicable rules of the American Arbitration Association. The fees of the arbitrator(s) and other costs incurred by the Parties in connection with such arbitration shall be paid by the Party that is unsuccessful in such arbitration. The decision of the arbitrator(s) shall be final and binding upon both Parties. Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each Party shall, not later than 30 days prior to the date set for hearing, provide to the other Party and to the arbitrator(s) a copy of all exhibits upon which the Party intends to rely at the hearing and a list of all persons each Party intends to call at the hearing.

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[THE MURRAYHILL COMPANY LOGO]

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     23.  In the event that legal action is brought to enforce or interpret this
Agreement or to seek damages or any other remedy as a result of the breach of this Agreement, the court shall award Murrayhill, should it be successful in such legal action, its reasonable attorneys' fees, costs and the reasonable costs of litigation, including costs related to pre-litigation investigation, discovery, and any appeals.

     24. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective heirs, executors, authorized representatives, successors and assigns.

     25. This Agreement may not be modified or amended except by a written instrument duly executed by the Parties to this Agreement. No waiver of compliance with any provision or condition hereof, or the later enforcement of any provision or condition previously waived, shall bar enforcement with respect to any subsequent breach.

     26. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any prior or contemporaneous agreement or understanding, whether written or oral, between the Parties with respect to the subject matter of this Agreement.

     27. This Agreement may be executed in counterparts, each of such counterparts, when together, shall represent the binding agreement of the Parties to this Agreement.

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[THE MURRAYHILL COMPANY LOGO]

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IN WITNESS WHEREOF, the parties to this Agreement have caused their names to be signed hereto as of the date first above written.


                                        EMPLOYEE

                                        MARGARET SUE ELLIS

                                        Signature: /s/ Margaret Sue Ellis
                                                  ------------------------------

                                        THE MURRAYHILL COMPANY

                                        By: /s/ Kevin Kanouff
                                           -------------------------------------

                                        Name: Kevin Kanouff
                                             -----------------------------------

                                        Its President and General Counsel
                                           -------------------------------------


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